[PNC CPA'S letterhead]
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                        CHANGE IN CERTIFYING ACCOUNTANTS



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:      SwiftyNet.com, Inc.
         File Reference No. 0-25097

Ladies and Gentlemen:

We have read the statements that we understand Swiftynet.com, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

/s/ Pender Newkirk & Company
Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
July 21, 2000




             [Pender Newkirk & Company Certified Public Accountants]
     [100 South Ashley Drive Suite 1650 Tampa, Florida 33602 (813) 229-2321
             Fax (813) 229-2359 Web Site: Web Site: www.pnccpa.com]
    [Member of Private Companies Practice Section and SEC Practice Section of
               American Institute of Certified Public Accountants]